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                                                              Exhibit 10.4

                                  BUY-BACK AGREEMENT



     THIS BUY-BACK AGREEMENT (this "Agreement") is made and entered into as of January 1, 1998 by and among MORRIS MAYBRUCH, a resident of the State of New York ("Repurchaser"); SHORELINE MEDICAL BILLING SYSTEMS, INC., a New York corporation ("Shoreline"); and NATIONAL MEDICAL FINANCIAL SERVICES CORPORATION, a Nevada corporation ("NMFS").

                                 W I T N E S S E T H:

     WHEREAS, as of the date hereof, NMFS has acquired substantially all of the assets of Shoreline pursuant to that certain Medical Billing Business Asset Purchase Agreement with Shoreline dated as of the even date hereof (the "Shoreline Asset Purchase Agreement");

     WHEREAS, as of the date hereof, NMFS has acquired substantially all of the assets of an accounting business owned and operated by Repurchaser, the successor of Repurchaser's interest in the partnership "Maybruch & Cygielman" (the "Accounting Business"), pursuant to that certain Accounting Business Asset Purchase Agreement with Repurchaser dated as of the even date hereof (the "Accounting Business Asset Purchase Agreement") (the Shoreline Asset Purchase Agreement and the Accounting Business Asset Purchase Agreement being hereinafter referred to collectively as the "Asset Purchase Agreements");

     WHEREAS, Repurchaser owns all of the stock of Shoreline and all of the assets of the Accounting Business, and Repurchaser is therefore a beneficiary of the Asset Purchase Agreements;

     WHEREAS, in conjunction with said asset purchases pursuant to the Asset Purchase Agreements, NMFS and Repurchaser have made and entered into that certain Employment Agreement (the "Employment Agreement") and that certain Noncompetition Agreement (the "Noncompetition Agreement"), each dated as of the even date hereof;

     WHEREAS, the Employment Agreement provides inter alia for the payment of certain bonuses to Repurchaser as set forth in Sections 3.8 and 3.9 of the Employment Agreement;

     WHEREAS, to induce Repurchaser and Shoreline to enter into said Asset Purchase Agreements, NMFS and Repurchaser hereby agree that Repurchaser should have the right under certain circumstances as set forth herein to reacquire the assets of Shoreline and of the Accounting Business;


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     WHEREAS, if NMFS defaults in the performance of certain obligations under the Employment Agreement, the parties wish to protect the interests of Repurchaser and Shoreline by, among other things, affording Repurchaser the right to repurchase assets from NMFS;


     NOW, THEREFORE, IN CONSIDERATION OF the premises and the covenants and agreements contained herein, the parties hereto do hereby agree as follows:

     Section 1. Buy-Back Right. In the event of any failure of NMFS to make any payment due to Repurchaser in accordance with Section 3.8 or Section 3.9 of the Employment Agreement and the failure by NMFS to cure such nonpayment within thirty (30) days after receipt of written notice thereof (the "Event of Default"), then Repurchaser shall have the right repurchase from NMFS all of the assets of Shoreline and of the Accounting Business acquired by NMFS pursuant to the Asset Purchase Agreements, subject to the procedures set forth in Section 3 hereof.

     Section 2.  Remedies for Default.

     2.1 Upon the occurrence of the Event of Default set forth in Section 1 hereof, Repurchaser shall have the right to purchase from NMFS (the "Buy-back") for the consideration of One U.S. Dollar ($1.00) all of the assets purchased by NMFS under the Asset Purchase Agreements, together with (i) any replacements or proceeds of the disposition thereof; (ii) contracts to perform medical billing or accounting services managed or serviced or obtained as a result of efforts by Repurchaser ("Client Contracts") or other contracts ("Assigned Contracts") between NMFS, its successors or assigns, and any third parties located within a fifty (50) mile radius of 222 Route 59, Suffern, New York (the "Territory") (all the above referred to hereinafter as the "Assets").

          2.1.1 The Assets shall include, without limitation, the lease assigned by assignment dated as of the even date hereof from Shoreline to NMFS under the Shoreline Asset Purchase Agreement (the "Lease") and any other lease for replacement or additional offices, including any extensions or modifications thereof, for premises located within the Territory.

          2.1.2 Upon conveyance to Repurchaser, the Assets shall be free and clear of all claims, security interests, pledges, options, rights of first refusal, liens, financing statements, deeds of trust, mortgages, charges assessments, restrictions, leases and encumbrances (all of such claims, security interests, pledges, options, rights of first refusal, liens, financing statements, deeds of trust, mortgages, charges, assessments, restrictions, and encumbrances being referred to

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     individually as an "Encumbrance" and collectively as "Encumbrances").

     2.2 Upon the occurrence of any Event of Default and exercise of the buy-back right:

          2.2.1 Repurchaser shall be released from all obligations, restrictions and liabilities under the Noncompetition Agreement and the Employment Agreement.

          2.2.2 Repurchaser and Shoreline shall have the right, without any liability to NMFS, to negotiate and enter into contracts for medical billing and accounting services with NMFS clients in the Territory, even though the terms of the Client Contracts have not expired. Upon notice to NMFS that any of its clients intend to enter into a medical billing or accounting contract with Repurchaser or Shoreline, the client's contract with NMFS shall be terminated and such NMFS clients shall be free of any further liability to NMFS incurred after the date of said notice.

          2.2.3 Each and every representation and warranty of Repurchaser and Shoreline which survived the closing under the Asset Purchase Agreements shall terminate.

     Section 3.     Buy-back Procedure.

     3.1  Repurchaser may initiate the Buy-back by giving NMFS written notice of
same (the "Buy-back Notice").   Repurchaser may give the Buy-back Notice at any
time after an Event of Default except that such Buy-back Notice shall be given within ten (10) days of an Event of Default under Section 1 hereof. The Buy-back Notice shall set forth a closing date (the "Buy-back Closing Date") which shall be no less than fifteen (15) days nor more than sixty (60) days after the giving of the Buy-back Notice and designate the location of closing within the Territory. The closing of the Buy-back (the "Buy-back Closing") shall occur at the location and on the Buy-back Closing Date designated in the Buy-back Notice.

     3.2 At the Buy-back Closing, all charges for rent, utilities, payroll, payments under any Assigned Contracts assigned to Repurchaser in the Buy-back, and other current operating expenses of NMFS in the Territory shall be prorated based on actual days elapsed for the appropriate period, with NMFS being responsible for its share of such prorations through midnight of the day preceding the Buy-back Closing Date.

     3.3 Upon the terms and subject to the conditions herein contained, at the Buy-back Closing NMFS will deliver to Repurchaser, the following:

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          3.3.1     one or more duly executed Bills of Sale and Assignments in substantially the forms delivered in accordance with the Asset Purchase Agreements for the Assets to be transferred to Repurchaser hereunder, or in such other form reasonably requested by Repurchaser.

     3.4 From time to time and at any time, at Repurchaser's request, whether on or after the Buy-back Closing Date, and without further consideration, NMFS shall, at its expense, execute and deliver such further documents and instruments of conveyance and transfer and shall take such further actions (i) as may be reasonably necessary to transfer and convey to Repurchaser, all of the right, title and interest in and to the Assets to be transferred to Repurchaser hereunder, free and clear of any Encumbrances whatsoever, or (ii) as may be reasonably necessary to carry out the intent of this Agreement and the transactions contemplated hereby.

     3.5 Upon consummation of the Buy-back Closing, the Employment Agreement and the Noncompetition Agreement shall be terminated, except that any amounts due Repurchaser under the terms of the Employment Agreement and the Noncompetition Agreement as of the Buy-back Closing Date, shall be paid to Repurchaser at the Buy-back Closing.

     Section 4.     Conditions of Buy-back.

     4.1 In the event of a Buy-back, Repurchaser shall not assume any obligation, debt or liability of NMFS incurred or arising out of events occurring after the date of the Asset Purchase Agreements and prior to the Buy-back Closing Date, including without limitation the following (the "Excluded Liabilities"):

          4.1.1 any liability, indebtedness or obligation of NMFS for borrowed money, whether absolute or contingent, direct or indirect;

          4.1.2 any liabilities or obligations arising out of or in connection with any litigation claim, investigation or proceeding (including without limitation losses, costs, expenses, attorneys fees, and damages incurred in connection therewith) which relate to NMFS or relate to services performed or products delivered prior to the Buy-back Closing or which arise out of actions taken by, or omissions of, NMFS prior to the Buy-back Closing;

          4.1.3 any federal, state, local or other income taxes payable by NMFS or any interest or penalties with respect thereto;

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          4.1.4     any liability under any employee benefit or welfare plan or regarding any compensation or withholding taxes owed to or with respect to any employee or independent contractor of NMFS incurred prior to the Buy-back Closing Date;

          4.1.5 liabilities and obligations of NMFS for payroll, wages, bonuses, vacation, sick pay and severance pay and other like amounts due as of the Buy-back Closing Date to officers, directors, employees, contractors and agents of NMFS;

          4.1.6 liabilities and obligations of NMFS based upon tortious or illegal conduct prior to the Buy-back Closing Date;

          4.1.7 liabilities and obligations of NMFS for any breach or violation, as of the Buy-back Closing, of any contracts of NMFS with third parties, including without limitation the Assigned Contracts and Client Contracts;

          4.1.8 any liability or obligation to Medicare, Medicaid, Blue Cross/Blue Shield (or any other third party payor) as a result of recapture of amounts paid by any such payor or any overpayments made by such payor in connection with any claims processed by NMFS;

          4.1.9 liabilities and obligations of NMFS incurred in connection with the preparation of this Agreement and the consummation of transactions contemplated hereby, including without limitation legal and accounting fees; and

          4.1.10 trade payables and operating expenses of NMFS incurred or accrued prior to the Buy-back Closing Date.

     4.2 Notwithstanding the foregoing, Repurchaser will assume the obligations of NMFS under the Assigned Contracts and Client Contracts to be transferred to Repurchaser hereunder, but only to the extent that they represent obligations which are by their stated terms to be performed, in the ordinary course of business, subsequent to the Buy-back Closing Date.

     Section 5.  Indemnification.

     5.1 Indemnity by NMFS NMFS shall indemnify, defend and hold harmless Repurchaser and Shoreline from and against:

     (a)  all Excluded Liabilities;

     (b) any and all losses, damages, costs or deficiencies resulting from any and all misrepresentations or breaches

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          of warranty or failures to perform agreements or undertakings by NMFS contained in or made pursuant to this Agreement; and

     (c) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses (including, without limitation, attorneys' fees, interest, penalties and amounts paid in settlement of any such claim) relating to any of the foregoing.

In the event that any third person, including, without limitation, any governmental taxing authority, shall assert any claim or action in excess of $1,000 against Repurchaser or Shoreline which, if successful, might result in a claim for indemnity hereunder (collectively, an "indemnifiable loss"), Repurchaser or Shoreline, as the case may be, shall notify NMFS, in writing, of such claim or action, and at NMFS's option, NMFS may, at its sole expense, assume control over the defense of such claim or action, but in any event Repurchaser or Shoreline, as the case may be, at its sole cost, shall have the right to participate in the defense of any such claim or action. If, after notice thereof, NMFS shall not assume the defense of, or if after so assuming such defense they shall fail to continue to defend, any such claim or action, Repurchaser or Shoreline, as the case may be, may defend any such claim or action and may then settle or compromise such claim or action on terms that are reasonable. NMFS shall promptly satisfy and pay any final judgment rendered with respect to any such claim or action or any compromise or settlement thereof and, in the event NMFS did not assume control of the defense of such claim or action or failed to continue to defend such claim or action, shall pay the reasonable legal expenses of Repurchaser or Shoreline, as the case may be, in the defense of any such claim or action. NMFS shall pay to Repurchaser or to Shoreline, as the caser may be, all amounts owed pursuant to this Section 5.1 within thirty (30) days after written demand therefor.

     5.2 Remedies Cumulative. The remedies provided herein shall be cumulative and shall not preclude any party from asserting any other rights or seeking any other remedies to which such party is entitled by law.

     Section 6.  Miscellaneous.

     6.1 Expenses. All expenses of the preparation of this Agreement and of the other agreements and transactions contemplated hereby, including, without limitation, counsel fees, accounting fees, investment advisor's fees and disbursements, shall be borne by the respective parties incurring such expense.

     6.2 Notices. All notices, demands and other communications hereunder shall be written and shall be deemed to have been duly

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given if (i) sent by facsimile transmission and mailed by regular mail, (ii)
delivered in person, or (iii) sent by nationally recognized overnight carrier prepaid, to the address set forth below:




     To NMFS:                 National Medical Financial
                                   Services Corporation
                              1315 Greg Street, Suite 103
                              Sparks, NV 89431
                              Attention: Douglas R. Colkitt, M.D.
                              Fax: (814) 238-8069

     with a copy to:          Marcy L. Colkitt & Associates, P.C.
                              P.O. Box 607
                              Indiana, PA 15701
                              Fax: (412) 463-3569

     To Repurchaser:          Morris Maybruch
                              222 Route 59
                              Suffern, NY 10901
                              Fax: (914) 357-0480

     with a copy to:          Larry Schwartz, Esq.
                              Schwartz & Silverstein LLP
                              254 South Main Street
                              New City, NY 10956
                              Fax: (914) 638-9090

     To Shoreline:            Shoreline Medical Billing
                                   Systems, Inc.
                              222 Route 59
                              Suffern, NY 10901
                              Fax: (914) 357-0480

     with a copy to:          Larry Schwartz, Esq.
                              Schwartz & Silverstein LLP
                              254 South Main Street
                              New City, NY 10956
                              Fax: (914) 638-9090

or to such other address as NMFS, Shoreline or Repurchaser may designate by written notice to the other. Notices delivered in person or by facsimile transmission shall be deemed delivered on the date of delivery or transmission respectively. Notices sent by nationally recognized overnight carrier shall be deemed delivered forty-eight (48) hours after the date sent. Rejection or other refusal to accept or inability to deliver because of a changed

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address of which no notice was given shall be deemed to be a receipt of the notice, request or other communication. Any notice, request or other communication required or permitted to be given by any party may be given by such party's legal counsel.

     6.3 Entire Agreement. This Agreement and the Exhibits, and the other agreements and schedules and documents delivered pursuant hereto constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, letters of intent negotiations and discussions, whether written or oral, of the parties, and there are no representations, warranties or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the parties to be bound thereby.

     6.4 Governing Law; Arbitration. The validity and construction of this Agreement shall be governed by the laws of the State of New York. The parties (meaning Repurchaser on one hand and NMFS on the other hand) agree that all disputes concerning this Agreement or any of the other agreements executed and delivered in connection with the Closing shall be submitted to binding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association and the provisions contained herein. The arbitration shall be conducted in Westchester County, New York, by one arbitrator. The party initiating arbitration shall give the other party notice of the matter in dispute. If the parties fail to agree upon an arbitrator within ten days after notice of initiation of the arbitration is given, then the American Arbitration Association shall select the arbitrator. All determinations and the final decision of the arbitrator shall be made in writing. The fees and expenses of the arbitrator shall be awarded by the arbitrator in his discretion as part of the award. The arbitrator's award shall be binding on the parties hereto and may be entered in any court of competent jurisdiction. The parties reserve the right to seek a judicial temporary restraining order, preliminary injunction, or other similar short term equitable relief prior to the appointment of the arbitrator. The arbitrator will have the right to make a final determination of the parties' rights including, without limitation, whether to make permanent, modify or dissolve the judicial order.

     6.5 Section and Exhibit Headings. The Section and Exhibit headings are for reference only and shall not limit or control the meaning of any provisions of this Agreement.

     6.6 Waiver. No delay or omission on the part of any party hereto in exercising any right hereunder shall operate as a waiver of such right or any other right under this Agreement.

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     6.7  Amendments.  This Agreement may be amended, but only in writing, signed by the parties hereto.

     6.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall comprise one and the same instrument.

     6.9 Nonarbitral Attorneys' Fees. In the event that a suit, action, or other proceeding of any nature whatsoever (other than arbitration), including, without limitation, any proceeding under the U.S. Bankruptcy Code and involving issues peculiar to federal bankruptcy law, any action seeking a declaration of rights or any action for rescission, is instituted to interpret or enforce this Agreement or any provision of this Agreement, the prevailing party shall be entitled to recover from the losing party the prevailing party's reasonable attorneys', paralegals', accountants', and other experts' professional fees and all other fees, costs, and expenses actually incurred and reasonably necessary in connection therewith, as determined by the judge at trial or other proceeding, or on any appeal or review, in addition to all other amounts provided by law.

     6.10 No Other Parties. Repurchaser acknowledges and agrees that the only other party to this Agreement is NMFS and that Douglas R. Colkitt, M.D. individually is not a party, in any capacity, to this Agreement.

     6.11 Rules of Construction. All references herein to the singular shall include the plural, and vice versa, and all references herein to the neuter shall include the masculine or feminine, as the case may be, and vice versa. When general words or terms are used herein followed by the word "including" (or another form of the word "include") and words of particular and specific meaning, the general words shall be construed in their widest extent, and shall not be limited to persons or things of the same general kind or class as those specifically mentioned in the words of particular and specific meaning. All parties have participated in the drafting of this Agreement. No provision of this Agreement shall be construed against or interpreted to the disadvantage of a party by reason of such party having or being deemed to have drafted, structured or dictated such provisions. Time is of the essence of this Agreement.

     6.12 Assignment; Binding on Successors and Assigns. Repurchaser may assign all or any portion of his rights under this Agreement to any assignee of the payments due pursuant to Section

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3.8 or Section 3.9 of the Employment Agreement or to any corporation or entity in which Repurchaser is a principal. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, successors, assigns, beneficiaries and representatives.

     6.13 Prevailing Terms. In the event the terms of this Agreement conflict with the terms of the Asset Purchase Agreements, Employment Agreement or Noncompetition Agreement, the terms of this Agreement shall prevail.

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.





                              ------------------------------- (SEAL)
                              MORRIS MAYBRUCH ("Repurchaser")



                              SHORELINE MEDICAL BILLING SYSTEMS, INC., a New York corporation ("Shoreline")


                              By:
                                 ------------------------------------
                                   Morris Maybruch, President



                              NATIONAL MEDICAL FINANCIAL SERVICES
                              CORPORATION, a Nevada corporation
                              ("NMFS")


                              By:
                                 ------------------------------------

                                 Title:
                                       ------------------------------


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